SCHEDULE 14A INFORMATION
(RULE 14a-101)
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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[   ] Soliciting Material Under Rule 14a-12

ARTES MEDICAL, INC.
(Name of Registrant as Specified in Charter)

H. MICHAEL SHACK
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Dr. H. Michael Shack

19 Burning Tree Road, Newport Beach, CA  92660

VOTE THE BLUE PROXY CARD TODAY,

THE FUTURE OF ARTES MEDICAL DEPENDS ON IT!

October 8, 2008

Dear Fellow Artes Medical, Inc. Stockholder,

My name is Dr. H. Michael Shack and I am the Proxy Organizer for the proxy solicitation contest against Artes Medical, Inc. (the “Company”).  I have been a shareholder of the Company since January 2007 and, like you, have closely monitored the Company’s performance.  As I am sure you are well aware, under the current Board of Directors and management, the Company’s stock price has dramatically declined in the last 52 weeks and the Company has received notice from NASDAQ that it will be delisted from the NASDAQ Global Market should the Company fail to regain compliance.  In its notice, the NASDAQ informed the Company that it needs to report shareholder equity of at least $10 million.

I believe that new leadership is needed to save the Company.  This is why I have organized this proxy contest to replace the Board of Directors at the upcoming annual meeting to be held on October 30, 2008. I urge all shareholders to read the enclosed proxy statement carefully and to become familiar with my proposed slate of directors.

According to the Board of Directors’ biographies in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on March 14, 2008, the Company’s current Board of Directors lacks any specific industry expertise in the personal aesthetics market.

According to the NASDAQ Stock Exchange, the Company’s stock price has declined more than 88% in the last 52 weeks. Within this time period, the Company’s market value has declined from $134.5 million to approximately $15 million, erasing a staggering $119.5 million in shareholder value. The Company’s share price reached an all-time low of $0.35 on September 16, 2008, down from an all-time high of $9.96 in February 2007.

According to the Company’s Current Report on Form 8-K filed with the SEC on August 22, 2008, on August 19, 2008, the Company received a notice from NASDAQ indicating that its stockholders’ equity on June 30, 2008 was less than the $10 million required for continued listing on The NASDAQ Global Market under Marketplace Rule 4450(a)(3).

The current management and Board of Directors are responsible for canceling a signed distribution agreement on March 5, 2007 with a Taiwanese corporation that would have given the Company a minimum of $4.2 million in combined revenues from sales of Artefill® in Taiwan during the first two years of the contract alone.

In the Company’s Annual Report on Form 10-K filed with the SEC on March 14, 2008, the Company has pledged ALL of its assets against a $22.5 million revenue financing entered into with COWEN Healthcare Royalty Partners (“CHRP”) in January 2008. All assets of the Company will revert to CHRP in case of the Company’s default to service future royalty obligations.

According to the Company's Annual Report on Form 10-K filed with the SEC on March 14, 2008, the current management and Board of Directors are responsible for forfeiting an estimated minimum of $20 million in additional future royalty revenues from Bioform Medical over the lifetime of the Company’s ‘452 core technology patent by settling for one lump sum payment of $5.5 million, which generated a one-time only increase in revenues for the third quarter in 2007 as outlined in the financial statements of the Company’s quarterly and annual filings with the SEC.

According to the 2007 statistics of the American Society for Aesthetic Plastic Surgery (“ASAPS”), the market penetration of ArteFill® was a dismal 12,075 (0.07%) procedures in 2007 compared to 119,397 (6.9%) procedures for Radiesse® semi-permanent filler marketed by Bioform Medical, Inc. under license of Artes Medical’s ‘452 core technology patent. The number of total injectable soft tissue filler procedures in the United States was 1,723,476.1  The target number of patients treated with ArteFill® in year two was initially forecasted at 40,000 patients, however, as indicated in a press release by the Company dated July 28, 2008, only 10,000 patients have been treated within the first 18 months since ArteFill®’s U.S. market introduction.

VOTE TODAY – HELP ME TURN THE COMPANY AROUND

I am proposing shareholders elect highly qualified new directors with direct experience in the medical device industry, including the personal aesthetics industry, as well as a highly qualified new team of professionals to assume management responsibilities immediately upon a successful outcome at the annual meeting.  The enclosed proxy statement details the biographies of this distinguished team. With their help and support, I have also put together a turn-around strategy for the Company.

VOTE “FOR” ON THE BLUE CARD TODAY!

1.	Amend the Bylaws of the Company to allow a majority of stockholders to fill vacancies on the Board of Directors resulting from the removal of any Director;

2.	Amend the Bylaws to increase the number of directors from seven to eleven;

3.	Remove three of the current Directors of the Company under Delaware General Corporation Law Section 141(k)(1) for cause;

4.
Elect four new Directors to fill the newly created directorships pursuant to Proposal #2 of the proxy statement or if Proposal #2 is defeated, elect three new Directors to fill the three vacancies created by the removal contained in Proposal #3 of the Proxy Statement; and

5.	Vote on the election of two new Class II Directors to serve for three year terms until the annual meeting of Stockholders in 2011 or until their successors are duly elected and qualified.

1 www.surgery.org/press/statistics-2007.php

YOUR VOTE IS URGENTLY NEEDED!

The nominees for the new Board of Directors propose to turn the Company around by providing the leadership and experience necessary to re-establish enthusiasm and morale among employees and credibility among customers and the financial community.  These new directors will focus on significant cost reductions, implement new sales and marketing strategies, implement peer-to-peer ArteFill® training and seminars to engage more physicians in the use of ArteFill®.  In addition, they pledge to pursue international market opportunities for ArteFill® and develop new medical indications such as the treatment of heartburn (GERD) and spinal disk repair with the Company’s platform technology. These board nominees are experienced in the areas of medical devices including dermal fillers, investment banking, corporate law, and have experience acting as members of the board of directors of other public companies.

Our proxy solicitation firm, MacKenzie Partners, Inc., can assist you in voting your shares and will answer all your questions.  They can be reached at toll-free at (800) 322-2885 or (212) 929-5500  and via email at proxy@mackenziepartners.com.

VOTE THE BLUE PROXY CARD TODAY!

Please return your enclosed BLUE proxy card today to implement positive changes the Company.  Even if you have already voted the proxy card submitted by Artes Medical, I ask for your vote as only your latest dated proxy card will count at the annual meeting.

Most sincerely,
Dr. H Michael Shack

FORWARD-LOOKING STATEMENTS

This letter to stockholders contains forward-looking statements that are based on the Proxy Organizer’s current beliefs and assumptions and on information currently available to the Proxy Organizer.  Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  As a result of these risks, uncertainties and other factors, readers are cautioned not to place undue reliance on any forward-looking statements included in this letter to stockholders.  These forward-looking statements represent beliefs and assumptions only as of the date of this letter, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

IMPORTANT ADDITIONAL INFORMATION

On October 6, 2008, the Proxy Organizer filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2008 annual meeting of stockholders (the “Proxy Statement”). The Proxy Organizer is mailing the attached Proxy Statement to stockholders prior to the annual meeting. The Proxy Statement contains important information about the Company and the annual meeting. The Company’s stockholders are urged to read the Proxy Statement carefully.  Stockholders will be able to obtain copies of the Proxy Organizer’s 2008 Proxy Statement and other documents filed by the Company with the SEC in connection with the Company’s 2008 annual meeting of stockholders for free at the SEC’s website at www.sec.gov.  The Proxy Organizer is deemed a participant in the solicitation of proxies from stockholders in connection with the Company’s 2008 annual meeting of stockholders. ALL PROXY DOCUMENTS ARE ALSO AVAILABLE IN GERMAN LANGUAGE UPON REQUEST FROM MACKENZIE PARTNERS.

The contents of the websites referenced above are not deemed to be incorporated by reference into the Proxy Organizer’s Proxy Statement.